Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333 – 135515) on Form S-8 of Omega Flex, Inc. of our report dated June 29, 2017, relating to our audit of the financial statements and supplemental schedule of the Omega Flex Inc. 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of the Omega Flex, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2016.

/s/ RSM US LLP

Blue Bell, Pennsylvania

June 29, 2017